UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 17, 2019, Robert J. McNally, President and Chief Executive Officer of EQT Corporation (the “Company”), sent the following communication to the Company’s employees:

Dear Fellow Employees,

Earlier today, we issued strong preliminary Q2 2019 results. With EQT’s ongoing transformation in full swing, we’re continuing to build on our positive momentum and remain on track to deliver another quarter of solid financial and operational performance.

I want to thank you for your hard work. It was instrumental to producing strong results in Q4 2018 and Q1 2019, and we expect Q2 2019 to demonstrate continued improvement. In fact, we expect sales volumes at the high end of the guidance range and capital expenditures in line with our expectations. With the recently identified incremental savings, we now expect adjusted free cash flow* of over $3.0 billion through 2023, increasing to $3.4 billion if our Target 10% Initiative is fully realized. Your dedication and commitment to EQT has enabled us to achieve and surpass our ambitious targets, and we are confident that with your continued support, we will keep moving closer to being the most efficient and lowest-cost operator in our industry.

As a reminder, if you are a shareholder and have not yet voted, we recommend you vote “FOR” all 12 of EQT’s director nominees on the GOLD universal proxy card and discard any white proxy cards you may receive from the Toby Rice Group. Your vote is extremely important and every vote counts. If you have questions about how to vote, don’t hesitate to contact our proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-687-1866 (from the U.S. and Canada) or at 412-232-3651 from other locations. We also have another communication coming out shortly that will provide more detailed voting instructions.

As we approach the July 10 Annual Meeting of Shareholders, our Board and management team will continue to engage with our shareholders to highlight the progress we are making and the strength of our highly qualified nominees, who bring the backgrounds, experiences and skills that are critical to EQT.

While employees owning EQT stock can help support the Company in our Board election process by voting on the GOLD universal proxy card, from an operational perspective, it remains business as usual for us at EQT. I know that the noise and speculation may be distracting. The best thing you can do during this time is remain focused on your day-to-day responsibilities and keep up the hard work while operating safely and efficiently.

Thank you for your continued support and all that you do for EQT.

Rob

*Non-GAAP financial measure; see the Non-GAAP Disclosures below for definition and pricing assumptions.

Cautionary Statements

This communication contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Statements that do not relate strictly to historical or current facts are forward-looking. Without limiting the generality of the foregoing, forward-looking statements contained in this communication specifically include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of the Company and its subsidiaries, including guidance regarding projected adjusted free cash flow, sales volumes and capital expenditures; and anticipated cost savings. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. The Company has based these forward-looking statements on current expectations and assumptions about future events, taking into account all information currently available to the Company. While the Company considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond the Company’s control. The risks and uncertainties that may affect the operations, performance and results of the Company’s business and forward-looking statements include, but are not limited to, those set forth under Item 1A, “Risk Factors,” of the Company’s Form 10-K for the year ended December 31, 2018, as filed with the SEC and as updated by subsequent Form 10-Qs filed by the Company, and those set forth in the other documents the Company files from time to time with the SEC.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

NON-GAAP DISCLOSURES

Adjusted Free Cash Flow

Adjusted free cash flow is defined as the Company’s net cash provided by operating activities less changes in other assets and liabilities, less accrual-based capital expenditures attributable to continuing operations. Adjusted free cash flow is a non-GAAP supplemental financial measure that the Company’s management and external users of its consolidated financial statements, such as industry analysts, lenders and ratings agencies use to assess the Company’s liquidity. The Company believes that adjusted free cash flow provides useful information to management and investors in assessing the impact of the Company’s ability to generate cash flow in excess of capital requirements and return cash to shareholders. Adjusted free cash flow should not be considered as an alternative to net cash provided by operating activities or any other measure of liquidity presented in accordance with GAAP.

The Company has not provided projected net cash provided by operating activities or a reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its and customers’ payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and adjusted operating cash flow and adjusted free cash flow, as applicable. Natural gas prices are volatile and out of the Company’s control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected adjusted free cash flow to projected net cash provided by operating activities, without unreasonable effort. Projected 2019 adjusted free cash flow is based on average NYMEX natural gas price (April to December) of $2.79 per MMbtu as of March 31, 2019. For the period 2020 through 2023, projected adjusted free cash flow is based on average NYMEX natural gas price of $2.85 per MMbtu for Henry Hub and ($0.45) local basis.

Important Information

EQT Corporation (the “Company”) filed a definitive proxy statement and associated GOLD universal proxy card with the Securities and Exchange Commission (the “SEC”) on May 22, 2019 in connection with the solicitation of proxies for the Company’s 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). Details concerning the nominees for election to the Company’s Board of Directors at the 2019 Annual Meeting are included in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, including the definitive proxy statement, free of charge by visiting the SEC’s website, www.sec.gov. Investors and shareholders can also obtain, without charge, a copy of the definitive proxy statement, when available, and other relevant filed documents by directing a request to Blake McLean, Senior Vice President, Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by calling the Company’s proxy solicitor, Innisfree M&A Incorporated, toll-free, at 877-687-1866, or from the Company’s website at https://ir.eqt.com/sec-filings.

On June 17, 2019 and June 18, 2019, the Company made the following changes to its shareholder communications website, https://votegoldforeqt.com/:

HOME OUR NOMINEES NEWS AND FILINCS PRESENTATIONS NON·CAAP D SCLOSURES MAILINC LIST EQT Issues Statement EQT Provides Preliminary Second Quarter 2019 Financialand EQT Highlightsits Purpose-Built Board; EQrs Nominees Have the DOWNLOAD RELEASE Operat onalResults and Announces Additional Savings Under Target 10% Right Mix of Skills and Experience to Oversee the Company's Continued Initiative Success DOWNLOAD RELEASE DOWNLOADRELEASE DOWNLOADLETTER EQT Corrects the Toby Rice Group's EQT Maisl Letter to Shareholders. EQT Launches VoteGoldforEQT.com False and Misleading Statements Highlighting Strong Financialand DOWNLOAD RELEASE Operat onalPerformance under the Company's New Board and DOWNLOAD RELEASE Management Team DOWNLOAD RELEASE DOWNLOADLETTER MA\ AI EQT Files Definitive Proxy and Malis Definitive Proxy Filing EQT Reports First Quarter 2019 Results Letter to Shareholders DOWNLOAD DOWNLOAD DOWNLOAD RELEASE DOWNLOAD LETTER